Exhibit 10.2

EXECUTION COPY

FURNITURE BRANDS INTERNATIONAL, INC.

BROYHILL FURNITURE INDUSTRIES, INC.

HDM FURNITURE INDUSTRIES, INC.

LANE FURNITURE INDUSTRIES, INC.

THOMASVILLE FURNITURE INDUSTRIES, INC.

SECOND AMENDMENT

TO NOTE PURCHASE AGREEMENT

$150,000,000

6.83% Senior Notes

Due May 17, 2018

Dated as of June 29, 2007

To the Holders of the Senior Notes

Named in the Attached Schedule I

Ladies and Gentlemen:

Reference is made to the Note Purchase Agreement dated as of May 17, 2006 (as amended by the First Amendment dated April 16, 2007 (the “First Amendment), the “Note Agreement”) among Furniture Brands International, Inc., a Delaware corporation (the “Company”), each Subsidiary Co-Obligor listed above (together with the Company, the “Obligors”), and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $150,000,000 aggregate principal amount of its 6.83% Senior Notes, due May 17, 2018 (the “Notes”). You are referred to herein individually as a “Holder” and collectively as the “Holders.” Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement, as amended hereby.

The Obligors have requested amendments to the Consolidated Debt and Fixed Charge Coverage covenants contained in Sections 10.1 and 10.2 of the Note Agreement, respectively. The Obligors have made a similar request of the Banks in respect of the Credit Agreement. The Obligors also have requested amendments to (i) Sections 10.6, 10.7, 10.12, 10.14 and 12.1 of the Note Agreement to amend the date of June 30, 2007 referenced in such sections to August 14, 2007; and (ii) Section 11 to add a new Event of Default. The Holders are willing to amend such sections of the Note Agreement on the terms and conditions set forth herein.

In consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Obligors and the Holders agree as follows:

1.	AMENDMENTS TO NOTE AGREEMENT

1.1.      Amendment of Section 10.1. Section 10.1 is amended and restated to read in its entirety as follows:

“10.1. Consolidated Debt.

The Company will not permit the ratio of Consolidated Debt (as of any date) to Consolidated EBITDA (for the Company’s then most recently completed four fiscal quarters) to be greater than or equal to 3.25 to 1.00 at any time; provided, however, that solely with respect to the period from and including March 31, 2007 through and including August 14, 2007, the Company shall be deemed in compliance with this Section 10.1 so long as such ratio is not at any time during such period greater than 4.80 to 1.00.”

1.2.      Amendment of Section 10.2. Section 10.2 is amended and restated to read in its entirety as follows:

“10.2. Fixed Charge Coverage.

The Company will not permit the ratio of Consolidated EBITDAR to Consolidated Fixed Charges (in each case for the Company’s then most recently completed four fiscal quarters) to be less than or equal to:

(a)        1.90 to 1.00 as of the end of the fiscal quarter ending on March 31, 2007;

(b)       1.50 to 1.00 as of the end of the fiscal quarter ending on June 30, 2007;

(c)        2.75 to 1.00 as of the end of any fiscal quarter ending prior to March 31, 2009 (other than the fiscal quarters ending March 31, 2007 and June 30, 2007); or

(d)       3.00 to 1.00 as of the end of any fiscal quarter ending on or after March 31, 2009.”

1.3.      Amendment of Section 10.6. The final sentence of Section 10.6 is amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, during the period from and including March 31, 2007 through and including August 14, 2007, without the consent of the Required Holders, the Company will not, and will not permit any Subsidiary to, engage in any transaction otherwise permitted by this Section 10.6, except (i) any Obligor may consolidate or merge with any other Obligor or convey, transfer, sell or lease all or substantially all of its assets in a single transaction or series of transactions to any other Obligor and (ii) any other Subsidiary may merge into an Obligor (provided that the Obligor is the surviving corporation) or another Wholly Owned Subsidiary or sell, transfer or lease all or any part of its assets to an Obligor or another Wholly Owned Subsidiary; provided in each instance set forth in clauses (i) and (ii) that, immediately before and after giving effect to such transaction, no Default or Event of Default would exist.”

1.4.      Amendment of Section 10.7. The final sentence of Section 10.7 is amended and restated to read in its entirety as follows:

“Notwithstanding the foregoing, during the period from and including March 31, 2007 through and including August 14, 2007, without the consent of the Required Holders, the Company will not, and will not permit any Subsidiary to, sell, lease, convey, dispose of or otherwise transfer (collectively, for purposes of this sentence, “transfers”) any assets other than:

(i)        those made by a Subsidiary to an Obligor or another Wholly Owned Subsidiary or by an Obligor to another Obligor;

(ii)	inventory held for sale or lease;

(iii)      equipment, fixtures, supplies or materials no longer required in the operation of the business of the Obligors or any other Subsidiary or that are obsolete;

(iv)      accounts receivable sold or discounted without recourse in connection with the compromise or collection thereof; and

(v)	other transfers of assets so long as:

(a)       in the good faith opinion of the Company such transfer is in exchange for consideration having a fair market value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

(b)       immediately before and after giving effect to such transfer, no Default or Event of Default would exist; and

(c)       together with all other property of the Company and its Subsidiaries previously transferred pursuant to this clause (v) during the twelve-month period ending with the month in which any such transaction occurs, such assets do not constitute a Substantial Portion of the property of the Company and its Subsidiaries.

For purposes of the foregoing clause (v), “Substantial Portion” shall mean property that (a) represents more than 10% of Consolidated Total Assets as of the beginning of the twelve-month period ending with the last day of the month preceding the month in which such determination is made or (b) is responsible for more than 10% of the consolidated net sales of the Company and its Subsidiaries or of the Consolidated Net Income for such twelve months.”

1.5.      Addition of Section 10.12. Section 10.12 is amended and restated to read in its entirety as follows:

“10.12. Certain Prepayments.

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, (i) voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Indebtedness (other than the Notes and obligations under the Credit Agreement) having an aggregate principal amount in excess of $1,000,000 or (ii) during the period from and including April 1, 2007 to and including August 14, 2007, repay (other than upon acceleration, in which case the Notes shall have become immediately due and payable in accordance with Section 12.1(a)) any principal amounts of Indebtedness outstanding under the Credit Agreement, unless, after giving effect to such repayment, the aggregate outstanding principal amount of loans and unreimbursed letter of credit amounts under the Credit Agreement is $150,000,000 or greater; provided that repayment is permitted without regard to the outstanding balance outstanding under the Credit Agreement if the Company simultaneously prepays the Notes pursuant to Section 8.2 of the Note Agreement.”

1.6.      Addition of Section 10.14. Section 10.14 is amended and restated to read in its entirety as follows:

“10.14. Limitation on Interest Rate Protection Arrangements.

During the period from and including March 31, 2007 through and including August 14, 2007, without the consent of the Required Holders, the Company will not, and will not permit any Subsidiary to, enter into any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement (“Interest Hedges”), other than Interest Hedges that renew or replace existing Interest Hedges, provided that such renewal or replacement Interest Hedges have a notional amount not greater than $150,000,000 in the aggregate and a term not greater than four years. Notwithstanding the foregoing, prior to August 15, 2007, the Company may enter into Interest Hedges in connection with the prepayment of the outstanding principal balance of the Notes and payment of the Make-Whole Amount under Section 8.2 of the Note Agreement.”

1.7.      Amendment of Section 11. The period at the end of Section 11(l) is replaced with a semicolon followed by the word “or” and a new Section 11(m) is added as follows:

“(m)   any of the Obligors or any of their Subsidiaries purchase or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make any investment or acquire any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for any of the foregoing transactions for which the consideration consists solely of common stock of the Company.”

1.8.      Amendment of Section 12.1. Section 12.1(a) is amended and restated in its entirety as follows:

“(a)     If an Event of Default with respect to any Obligor described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred and is continuing or, during the period from and including March 31, 2007 through and including August 14, 2007, Indebtedness under the Credit Agreement has become or been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, all the Notes then outstanding shall automatically become immediately due and payable.”

2.	COUPON ADJUSTMENT

Anything in Section 1, Schedule A or Exhibit 1(a) of the Note Agreement or the outstanding Notes to the contrary notwithstanding, in consideration of the Holders entering into this Second Amendment, beginning on June 30, 2007 through August 14, 2007 (the “Relevant Period”), each of (i) the annual interest rate on the Notes, as stated in clause (a) of the first paragraph of Exhibit 1(a) to the Note Agreement and the outstanding Notes, and (ii) the annual interest rate applicable to overdue payments as specified in clause (b) of the first paragraph of Exhibit 1(a) to the Note Agreement and the outstanding Notes, shall be increased by 0.50%. Notwithstanding the foregoing, for purposes of calculating the Make-Whole Amount during the Relevant Period, the interest rate on the Notes shall be deemed to be 6.83%, the interest rate in effect immediately prior to the First Amendment.

It shall not be necessary for any Holder to surrender its Notes in connection with this Second Amendment. For purposes of the Note Agreement, including Section 11(b), the amounts due under this Section 2 of this Second Amendment shall be deemed to be interest on the Notes.

3.	NOTICE OF PREPAYMENT OF NOTES

Pursuant to Section 8.2 of the Note Agreement and the terms of this Second Amendment, the Obligors hereby notify the Holders of the Notes, that on the earlier of (i) the first date that the Obligors are permitted to borrow under the proposed new credit facility they are seeking with a syndicate of banks and other financial institutions or (ii) August 15, 2007, the Obligors shall prepay the outstanding principal balance of the Notes ($150,000,000) together with interest and Make- Whole Amount due in connection with such prepayment. A certificate of a Senior Financial Officer of the Obligors setting forth the principal, estimated interest (calculated as if the date of such certificate were the date of the prepayment) and estimated Make-Whole Amount due in connection with such prepayment for each Holder (calculated as if the date of such certificate were the date of the prepayment) is attached to this Second Amendment as Exhibit A.

4.	REAFFIRMATION; REPRESENTATIONS AND WARRANTIES

4.1.      Reaffirmation of Note Agreement. The Obligors reaffirm their agreement to comply with each of the covenants, agreements and other provisions of the Note Agreement and the Notes, including the additions and amendments of such provisions effected by this Second Amendment.

4.2.      Note Agreement. The Obligors, jointly and severally, represent and warrant that the representations and warranties contained in the Note Agreement are true and correct as of the date hereof, except (a) to the extent that any of such representations and warranties specifically relate to an earlier date, (b) for such other matters as have been previously disclosed in writing by the Obligors (including in financial statements and notes thereto) to the Holders and (c) for other changes that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.3.      No Default or Event of Default. After giving effect to the transactions contemplated hereby, there will exist no Default or Event of Default.

4.4.	Authorization.

4.4.1.   Obligors. The execution, delivery and performance by each of the Obligors of this Second Amendment have been duly authorized by all necessary corporate action and, except as provided herein, do not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Note Agreement and this Second Amendment each constitute the legal, valid and binding obligations of the Obligors, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.4.2.   Subsidiary Guarantors. The execution, delivery and performance by each Subsidiary Guarantor of the Reaffirmation of Subsidiary Guaranty has been duly authorized by all necessary corporate action and, except as provided herein, does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The Subsidiary Guaranty constitutes the legal, valid and binding obligations of such Subsidiary Guarantor, enforceable in accordance with its respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.	Compliance with Laws, Other Instruments, etc.

4.5.1.   Obligors. The execution, delivery and performance by each Obligor of this Second Amendment will not, except as contemplated herein, (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any other Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Obligor or any other Subsidiary is bound or by which any Obligor or any other Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any other Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any other Subsidiary.

4.5.2.   Subsidiary Guarantors. The execution, delivery and performance by each Subsidiary Guarantor of the Reaffirmation of Subsidiary Guaranty will not, except as contemplated herein, (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Subsidiary Guarantor under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which any Subsidiary Guarantor is bound or by which any Subsidiary Guarantor or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to any Subsidiary Guarantor or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to any Subsidiary Guarantor.

4.6.      Amounts Outstanding under Credit Agreement. As of June 26, 2007, the Company’s obligations under the Credit Agreement were: (i) revolving loans with an outstanding aggregate principal amount of $150,000,000 and (ii) stand-by letters of credit with a face amount of $8,641,000.

5.	EFFECTIVE DATE

This Second Amendment shall become effective as of June 29, 2007 upon the satisfaction of the following conditions:

5.1.      Consent of Holders to Second Amendment. Execution by each of the Holders and receipt by the Holders of a counterpart of this Second Amendment duly executed by the Obligors.

5.2.      Reaffirmation of Subsidiary Guaranty. Each Subsidiary Guarantor shall have executed and delivered to the Holders a Reaffirmation of Subsidiary Guaranty in the form of Exhibit B hereto.

5.3.      Amendment to Credit Agreement. The Holders shall have received a copy of an executed Waiver and Amendment to Credit Agreement dated as of June 29, 2007, in form and substance satisfactory to the Holders.

5.4.      Fees of Special Counsel. The Obligors shall have paid all fees and expenses of special counsel to the Holders.

6.	MISCELLANEOUS

6.1.      Acknowledgement of Notice of Prepayment. The Holders hereby acknowledge that this Second Amendment is deemed sufficient as the initial notice of prepayment required under Section 8.2 of the Note Agreement.

6.2.      Ratification. Except as amended hereby, the Note Agreement, including the representations and warranties contained therein, shall remain in full force and effect and is ratified, approved and confirmed in all respects as of the date hereof.

6.3.      Reference to and Effect on the Note Agreement. Upon the final effectiveness of this Second Amendment, each reference in the Note Agreement and in other documents describing or referencing the Note Agreement to the “Agreement,” “Note Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the Note Agreement, shall mean and be a reference to the Note Agreement, as amended hereby.

6.4.      Binding Effect. This Second Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

6.5.      Governing Law. This Second Amendment shall be governed by and construed in accordance with New York law.

6.6.      Counterparts. This Second Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument.

IN WITNESS WHEREOF, the Obligors and the Holders have caused this Second Amendment to be executed and delivered by their respective officer or officers thereunto duly authorized.

FURNITURE BRANDS INTERNATIONAL, INC.

By:	/s/ Lynn Chipperfield
Name:	Lynn Chipperfield
Title:	Senior Vice President

SUBSIDIARY CO-OBLIGORS

BROYHILL FURNITURE INDUSTRIES, INC. HDM FURNITURE INDUSTRIES, INC. LANE FURNITURE INDUSTRIES, INC. THOMASVILLE FURNITURE INDUSTRIES, INC.

By:	/s/ Lynn Chipperfield
Name:	Lynn Chipperfield
Title:	Vice President

The foregoing is agreed

to as of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ BL
Vice President

GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management (Japan), Inc., as Investment Manager

By:	Prudential Investment Management, Inc., as Sub-Adviser

By:	/s/ BL
Vice President

GATEWAY RECOVERY TRUST

By:	Prudential Investment Management, Inc., as Asset Manager

By:	/s/ BL
Vice President

ZURICH AMERICAN INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ BL
Vice President

AMERICAN MEMORIAL LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ BL
Vice President

UNION SECURITY INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ BL
Vice President

AMERICAN SECURITY INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ BL
Vice President

UNITED SERVICE PROTECTION CORP.

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ BL
Vice President

ING USA ANNUITY AND LIFE INSURANCE COMPANY ING LIFE INSURANCE AND ANNUITY COMPANY RELIASTAR LIFE INSURANCE COMPANY SECURITY LIFE OF DENVER INSURANCE COMPANY

By:	ING Investment Management LLC, as Agent

By:	/s/ James V. Wittich
Senior Vice President

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Christopher D. Pahlke
Name:	Christopher D. Pahlke
Title:	Vice President

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Thomas M. Donohue
Name:	Thomas M. Donohue
Title:	Managing Director

BANKERS LIFE AND CASUALTY COMPANY CONSECO LIFE INSURANCE COMPANY CONSECO SENIOR HEALTH INSURANCE COMPANY CONSECO HEALTH INSURANCE COMPANY WASHINGTON NATIONAL INSURANCE COMPANY

By:	/s/ Timothy L. Powell
Name:	Timothy L. Powell
Title:	Vice President, 40186 Advisors, Inc. Acting as Investment Advisors

AMERUS LIFE INSURANCE COMPANY AMERICAN INVESTORS LIFE INSURANCE COMPANY

By:	Aviva Capital Management, Inc., its authorized attorney-in-fact

By:	/s/ Tamara L. Harmon
Name:	Tamara L. Harmon
Title:	Director-Private Placement

SCHEDULE I

Holder	Principal Amount of Senior Notes
The Prudential Insurance Company of America	$9,500,000
Gibraltar Life Insurance Co., Ltd.	25,000,000
Gateway Recovery Trust	5,800,000
Zurich American Insurance Company	3,450,000
American Memorial Life Insurance Company	2,000,000
Union Security Insurance Company	2,000,000
American Security Insurance Company	1,500,000
United Service Protection Corp.	750,000
ING USA Annuity and Life Insurance Company	4,000,000
ING Life Insurance and Annuity Company	7,000,000
Reliastar Life Insurance Company	5,000,000
Security Life of Denver Insurance Company	16,000,000
Transamerica Life Insurance Company	30,000,000
The Guardian Life Insurance Company of America	18,000,000
Bankers Life and Casualty Company	4,000,000
Conseco Life Insurance Company	2,000,000
Conseco Senior Health Insurance Company	1,500,000
Conseco Health Insurance Company	1,000,000
Washington National Insurance Company	1,500,000
AmerUs Life Insurance Company	5,000,000
American Investors Life Insurance Company	5,000,000

Schedule I

EXHIBIT A

CERTIFICATE OF SENIOR FINANCIAL OFFICER

OFFICER’S CERTIFICATE

The undersigned, Francis X. Ward, Vice President and Treasurer of Furniture Brands International, Inc., a Delaware corporation ( the “Company”), solely in his capacity as an officer of the Company and in connection with the Note Purchase Agreement dated as of May 17, 2006 among the Company, each Subsidiary Co-Obligor party thereto, and each of the Purchasers named in Schedule A thereto, as amended, does hereby certify that:

1.

Reference is made to the Second Amendment to Note Purchase Agreement dated as of June __, 2007 (the “Amendment”). Capitalized terms used in this Officer’s Certificate but not defined herein have the meanings given to such terms in the Amendment.

2.

The details of the computation of the principal, estimated interest (calculated as if the date of this certificate were the date of the prepayment) and estimated Make-Whole Amount due in connection with such prepayment for each Holder (calculated as if the date of this certificate were the date of the prepayment) are set forth on the attached Exhibit A to Officer’s Certificate.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this ___ day of June, 2007.

/s/ Francis X. Ward
Francis X. Ward, Vice President and Treasurer

EXHIBIT A TO OFFICER’S CERTIFICATE

[detailed computation of Principal, Estimated Interest and Estimated Make-Whole Amount]

EXHIBIT B

REAFFIRMATION OF SUBSIDIARY GUARANTY

Reference is made to the Note Purchase Agreement dated as of May 17, 2006 (as amended by a First Amendment to Note Purchase Agreement dated as of April 16, 2007 and a Second Amendment to Note Purchase Agreement dated as of June 29, 2007 (the “Second Amendment”) the “Note Agreement”) among Furniture Brands International, Inc., a Delaware corporation (the “Company”), each Subsidiary Co-Obligor named therein, and each of the Purchasers named in Schedule A thereto pursuant to which the Company issued $150,000,000 aggregate principal amount of its 6.83% Senior Notes, due May 17, 2018 (the “Notes”). In connection with the Note Agreement, each of the undersigned executed and delivered a Subsidiary Guaranty dated as of May 17, 2006, or a Joinder thereto, in favor of the holders from time to time of the Notes.

Each of the undersigned acknowledges receipt of the Second Amendment, consents to such amendment and each of the transactions contemplated thereby, and hereby reaffirms its obligations under the Subsidiary Guaranty.

Dated as of June 29, 2007

ACTION TRANSPORT, INC.

BROYHILL TRANSPORT, INC.

BROYHILL RETAIL, INC.

BROYHILL HOME FURNISHINGS, INC.

THOMASVILLE RETAIL, INC.

HDM RETAIL, INC.

FAYETTE ENTERPRISES, INC.

HDM TRANSPORT, INC.

LANEVENTURE, INC.

MAITLAND-SMITH FURNITURE INDUSTRIES, INC.

MAITLAND-SMITH HOME FURNISHINGS, INC.

THE LANE COMPANY, INCORPORATED

LANE HOME FURNISHINGS RETAIL, INC.

HICKORY BUSINESS FURNITURE, INC.

THOMASVILLE HOME FURNISHINGS, INC.

By: /s/ Lynn Chipperfield
Name: Lynn Chipperfield
Title: Vice President

Exhibit B